Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Annual Report on Form 10-K of Nexstar Broadcasting Group, Inc. of our report dated March 31,2006 relating to the financial statements, which appears in this Form 10-K.

Dallas, Texas

March 31, 2006